UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 2004

TUCOWS INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 8, 2004, Tucows.com Co., a Nova Scotia corporation and a wholly-owned subsidiary of Tucows Inc., entered into an employment agreement with Daniel H. Roy, our Vice President Engineering.  The employment agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The employment agreement is for an indefinite term.  We will pay Mr. Roy an initial base salary of Cdn$180,000, which base salary will be reviewed on an annual basis.  Mr. Roy is also eligible for an annual bonus of Cdn$75,000 as well as long term incentives and benefits made generally available to our other senior executive officers.  Mr. Roy may terminate the employment agreement at any time by providing us three months prior written notice.  The employment agreement is subject to early termination by us due to:

•                  the death or disability of Mr. Roy;

•                  for “cause;” or

•                  without “cause.”

If we terminate Mr. Roy without “cause,” he is entitled to receive a sum equal to six months of compensation plus one month of compensation for each year of service.

The employment agreement contains a noncompetition covenant pursuant to which Mr. Roy has agreed that he will not compete in the United States or Canada either during the term of his employment or for six months thereafter in a material business carried on by us as of the date of his termination.

Item 5.02.  Departure of Directors or Principal Officers; Appointment of Principal Officers.

Effective November 8, 2004, Daniel H. Roy became a principal officer of Tucows Inc. Mr. Roy, age 40, was appointed Vice President Engineering.  Prior to joining us, from August 2003 until July 2004, Mr. Roy worked as an Executive Consultant for Amdocs Canadian Managed Services Inc., a provider of software products and services to major communications companies.  From February 2001 until April 2003, Mr. Roy was a Senior Vice President and CIO for GT Group Telecom/ 360networks Corporation, a telecommunications company. From August 2000 until February 2001, Mr. Roy was the co-founder, CTO and COO of Sites.com. Prior to the establishment of Sites.com. Mr Roy was employed at Axxent Corp, a provider of telecommunications services to small and medium sized businesses as a Senior Vice President and CIO.  Mr. Roy is neither related to any other director or executive officer of Tucows Inc. nor does he have relationships or transactions with Tucows Inc. outside of his employment.  Mr. Roy entered into an employment agreement with our subsidiary.  The material terms of the employment agreement are described in Item 1.01 and are hereby incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement between Tucows.com Co and Daniel H. Roy, dated November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Elliot Noss
Elliot Noss
President and Chief Executive Officer

Dated: November 11, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement between Tucows.com Co and Daniel H. Roy, dated November 8, 2004.